Exhibit 10.2

Execution Version

AMENDMENT, ASSIGNMENT AND JOINDER AGREEMENT

IN RESPECT OF INVESTMENT AGREEMENT

This AMENDMENT, ASSIGNMENT AND JOINDER AGREEMENT (this “Amendment, Assignment and Joinder”) in respect of the Investment Agreement (as defined below) is made and entered into as of February 26, 2018 by and among:

(a)	the Commitment Parties as of the Investment Agreement Effective Date;

(b)	the Distressed Trading Desk of Barclays Bank PLC (“Barclays”);

(c)	the undersigned holders of, or investment advisors, sub-advisors or managers of discretionary accounts that hold (or any Affiliates of such holders, investment advisors, sub-advisors or managers), Unsecured Note Claims (as defined in the Restructuring Support and Lock-Up Agreement) represented by Stroock & Stroock & Lavan LLP (together with Barclays, the “New Commitment Parties”); and

(d)	Seadrill Limited (the “Company”).

RECITALS

WHEREAS, the Company, the other Company Parties and the Commitment Parties entered into that certain Investment Agreement, dated as of September 12, 2017, as amended on October 12, 2017 (the “Investment Agreement”);

WHEREAS, on December 29, 2017, (a) each of (i) Centerbridge Credit Partners, L.P., (ii) Centerbridge Credit Partners TE Intermediate I, L.P. and (iii) Centerbridge Credit Partners Offshore Intermediate IV, L.P. Transferred their respective Debt Commitments and Equity Commitments to Centerbridge Credit Partners Master AIV III, L.P. pursuant to Section 2.6(a) of the Investment Agreement without relieving such transferors of their ultimate liability with respect to such Debt Commitments and Equity Commitments and (b) Centerbridge Credit Partners Master AIV III, L.P. joined the Investment Agreement pursuant to a joinder agreement;

WHEREAS, on February 6, 2018, (a) Fintech Investments Ltd. Transferred its Debt Commitment and Equity Commitment to Pequod S.a.r.l. pursuant to Section 2.6(a) of the Investment Agreement without relieving such transferor of ultimate liability with respect to such Debt Commitment and Equity Commitment and (b) Pequod S.a.r.l. joined the Investment Agreement pursuant to a joinder agreement;

WHEREAS, the Company and the Commitment Parties desire to amend the Investment Agreement to, among other things, increase the Aggregate Debt Commitment Amount to $880,000,000, increase the Debt Rights Offering to $119,350,000 and increase the Creditor Equity Rights Offering to $48,076,476.41;

WHEREAS, the Company and the Commitment Parties desire to amend certain milestones in the Investment Agreement, such that (a) the Disclosure Statement Order must be entered on or before March 16, 2018 and (b) the Outside Date is 90 days after the entry of the Confirmation Order, provided that in no event may the Outside Date be more than 330 days from the Petition Date;

WHEREAS, immediately after giving effect to the Amendment, the Debt Commitment Parties wish to Transfer and assign certain of their rights and obligations under the Investment Agreement to the New Commitment Parties pursuant to Section 2.6(a) of the Investment Agreement such that after giving effect to such Transfer: (a) each Debt Commitment Party (including each of the New Commitment Parties) has a Debt Commitment Percentage equal to the amount set forth on Schedule 1 attached hereto, and (b) the Transferring Debt Commitment Parties shall remain obligated to fund their respective Debt Commitments Transferred hereunder, pro rata among themselves based on the reduction in their Debt Commitment Percentages as a result of such Transfer, to the extent a New Commitment Party, as an Ultimate Purchaser, is a Defaulting Party as provided under Section 2.6(a) of the Investment Agreement (such Transferred interests, the “Debt Commitment Interests”);

WHEREAS, immediately after giving effect to the Amendment, the Equity Commitment Parties wish to Transfer and assign certain of their rights and obligations under the Investment Agreement to the New Commitment Parties pursuant to Section 2.6(a) of the Investment Agreement such that after giving effect to such Transfer: (a) each Equity Commitment Party (including each of the New Commitment Parties) has an Equity Commitment Percentage equal to the amount set forth on Schedule 1 attached hereto, and (b) the Transferring Equity Commitment Parties shall remain obligated to fund their respective Equity Commitments Transferred hereunder, pro rata among themselves based on the reduction in their Equity Commitment Percentages as a result of such Transfer, to the extent a New Commitment Party, as an Ultimate Purchaser, is a Defaulting Party as provided under Section 2.6(a) of the Investment Agreement (such Transferred interests, the “Equity Commitment Interests” and together with the Debt Commitment Interests, the “Investment Interests”);

WHEREAS, in connection with the Transfer of the Investment Interests, each of the New Commitment Parties desires to be joined to the Investment Agreement and be bound by all of the terms thereof as a Commitment Party for all purposes thereunder;

WHEREAS, the Company and the Commitment Parties desire to amend the Investment Agreement to restate the Registration Rights Agreement Term Sheet and the Board Governance Term Sheet, in the forms attached hereto as Schedule 5 and Schedule 6, respectively;

WHEREAS, the Company and the Commitment Parties desire to amend the Investment Agreement to provide that the New Commitment Parties shall receive the right to purchase 50% of the Debt Subscription Rights and 50% of the Equity Subscription Rights that were not exercised in the Debt Rights Offering and the Creditor Equity Rights Offering, respectively; and

WHEREAS, (a) the Company and Commitment Parties desire to amend the Investment Agreement, (b) the Commitment Parties and the New Commitment Parties desire to effectuate a Transfer of the Investment Interests and (c) each of the New Commitment Parties desires to join the Investment Agreement (as amended by this Amendment).

NOW, THEREFORE, the parties hereby agree as follows:

AGREEMENT

1. Amendment to the Investment Agreement. The Company and the Commitment Parties hereby agree to amend the Investment Agreement as follows:

(a) Clause (a) of the fifth recital in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“through NSNCo, issue and sell $880,000,000 of new senior secured notes on the terms set forth in the New Secured Notes Term Sheet and the Indenture (the “New Secured Notes”) to the Debt Commitment Parties (including any respective Ultimate Purchasers) and under certain circumstances set forth in the Plan, to certain other eligible holders of General Unsecured Claims pursuant to the Debt Rights Offering; and”

(b) The following definition of “Ad Hoc Group” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Acquired Equity Securities Per Share Purchase Price:

““Ad Hoc Group” means, collectively, the holders of, or investment advisors, sub-advisors or managers (including their respective Affiliates), or discretionary accounts that hold, Unsecured Notes (as defined in the Restructuring Support and Lock-Up Agreement) and/or commitments under this Agreement represented by Stroock & Stroock & Lavan LLP (“Stroock”).”

(c) The following definition of “AHG Commitment Parties” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Agreement:

““AHG Commitment Parties” means, collectively, the New Commitment Parties other than Barclays.”

(d) The definition of “Acquired Equity Securities Per Share Purchase Price” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Acquired Equity Securities Per Share Purchase Price” means the price per share of New Seadrill at Closing, which price shall reflect that the $200,000,000 of Equity Securities to be issued pursuant to the Equity Commitment and the Equity Rights Offering will constitute 25% of the Equity Securities outstanding upon the Closing (excluding the Equity Securities issuable to Hemen as a Structuring Fee under Section 9.3(a)).”

(e) The definition of “Aggregate Debt Commitment Amount” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Aggregate Debt Commitment Amount” means $880,000,000 in aggregate principal amount of New Secured Notes.”

(f) The following definitions of “Available Unsubscribed Equity Securities” and “Available Unsubscribed New Secured Notes” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Available Equity Securities:

““Available Unsubscribed Equity Securities” means a number of Creditor Equity Rights Offering Securities equal to 50% of the total number of unsubscribed Creditor Equity Rights Offering Securities, if any, as of the Rights Offering Expiration Time.

“Available Unsubscribed New Secured Notes” means Debt Rights Offering Securities in an aggregate principal amount equal to 50% of the aggregate principal amount of unsubscribed Debt Rights Offering Securities, if any, as of the Rights Offering Expiration Time.”

(g) The following definition of “Barclays” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Bankruptcy Rules:

““Barclays” means the Distressed Trading Desk of Barclays Bank PLC.”

(h) The definition of “Commitment Schedule” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Commitment Schedule” means Schedule 1 to this Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement. The Commitment Schedule shall be delivered (a) to the Commitment Parties in a redacted form that removes the Commitment Parties’ individual holdings, commitment, percentage and allocation information and (b) to the Company and each of the attorneys and financial advisors to the Company and each of the Commitment Parties on an confidential basis.”

(i) The definition of “Creditor Equity Rights Offering” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Creditor Equity Rights Offering” means the offering of Equity Subscription Rights to certain eligible holders of General Unsecured Claims under certain circumstances set forth in the Restructuring Term Sheet and the Plan for $48,076,476.41 in aggregate Equity Securities valued at the Acquired Equity Securities Per Share Purchase Price in connection with the Restructuring Transactions substantially on the terms reflected in the Restructuring Support and Lock-Up Agreement, this Agreement, the Plan and the Rights Offering Procedures.”

(j) The definition of “Creditor Equity Subscription Amount” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Creditor Equity Subscription Amount” means the aggregate purchase price of Creditor Equity Rights Offering Securities purchased pursuant to and in accordance with the Rights Offering Procedures in the Creditor Equity Rights Offering and any Reoffered Creditor Equity Rights Offering Securities purchased by New Commitment Parties.”

(k) The definition of “Debt Commitment Funding Amount” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Debt Commitment Funding Amount” means for each Debt Commitment Party, an amount equal to the Aggregate Debt Commitment Amount multiplied by such Debt Commitment Party’s Debt Commitment Percentage, as such product may be increased pursuant to Section 2.3(e); provided, however, that (a) the Debt Commitment Funding Amount of the Original Commitment Parties and the Select Commitment Parties shall be reduced by an amount equal to such Person’s Debt Rights Offering Reduction Amount and (b) the Debt Commitment Funding Amount of each New Commitment Party shall be increased by an amount equal to the principal amount of Reoffered Debt Rights Offering Securities, if any, that such New Commitment Party commits to purchase under Section 2.1(g).”

(l) The definition of “Debt Rights Offering” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Debt Rights Offering” means the offering of Debt Subscription Rights to certain eligible holders of General Unsecured Claims under certain circumstances set forth in the Restructuring Term Sheet and the Plan for $119,350,000 in aggregate principal amount of Debt Rights Offering Securities in connection with the Restructuring Transactions substantially on the terms reflected in the Restructuring Support and Lock-Up Agreement, this Agreement, the Plan and the Rights Offering Procedures.”

(m) The definition of “Debt Rights Offering Reduction Amount” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Debt Rights Offering Reduction Amount” means for each Debt Commitment Party, an amount equal to (a) the Debt Subscription Amount multiplied by (b) the percentage in the column titled “Debt Rights Offering Reduction Percentage” on Schedule 1 attached hereto.”

(n) The definition of “Debt Subscription Amount” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Debt Subscription Amount” means the aggregate principal amount of Debt Rights Offering Securities purchased pursuant to and in accordance with the Rights Offering Procedures in the Debt Rights Offering and any Reoffered Debt Rights Offering Securities purchased by New Commitment Parties.”

(o) The definition of “Equity Commitment Funding Amount” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Equity Commitment Funding Amount” means, as to each Equity Commitment Party, an amount equal to (a) the Aggregate Equity Commitment Amount multiplied by (b) such Equity Commitment Party’s Equity Commitment Percentage, as such product may be increased pursuant to Section 2.3(d); provided, however, that (i) the Equity Commitment Funding Amount of Hemen shall be reduced by an amount equal to the Creditor Equity Subscription Amount and (ii) the Equity Commitment Funding Amount of each New Commitment Party shall be increased by an amount equal to the amount of Reoffered Creditor Equity Rights Offering Securities, if any, that such New Commitment Party commits to purchase under Section 2.1(g).”

(p) The following definition of “Expense Reimbursement” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Exchange Act:

““Expense Reimbursement” means, as applicable, the OC Expense Reimbursement or the SCP Expense Reimbursement.”

(q) The following sentence will be appended to the end of the definition of “Expenses” in the Investment Agreement:

“Expenses shall also include, without limitation, (i) reasonable and documented attorneys’ fees and legal expenses incurred by the New Commitment Parties (limited to (A) Stroock, as counsel for the Ad Hoc Group, (B) Baker Botts LLP, as local Texas counsel for the Ad Hoc Group, and (C) Weil, Gotshal & Manges LLP, as counsel for Barclays), (ii) fees and expenses of Rothschild Inc., as financial advisor to the Ad Hoc Group, whose fees and expenses, including the completion fee, shall be paid in accordance with their engagement letter dated February 25, 2018, as executed by Stroock and agreed to, in form and substance, by the Company (the “Rothschild Fee Letter”) subject only to entry of the Confirmation Order, and (iii) expenses related to the successful enforcement of any of the rights and remedies of the New Commitment Parties under this Agreement or the Restructuring Support and Lock-Up Agreement (except to the extent such expenses arise from a breach of this Agreement by one or more of the New Commitment Parties), in each case, regardless of whether the New Secured Notes or Equity Securities are issued.

(r) The following definition of “Majority Ad Hoc Group Parties” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Losses:

““Majority Ad Hoc Group Parties” has the meaning set forth in the Restructuring Support and Lock-Up Agreement.”

(s) The following definitions of “NCP Payment”, “New Commitment Parties”, “New Commitment Party Advisors”, “New Commitment Party Escrow Account” and “New Commitment Party Escrow Agreement” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Money Laundering Laws:

““NCP Payment” has the meaning set forth in Section 9.7.”

“New Commitment Parties” means those Persons set forth in Schedule 6 attached hereto.

“New Commitment Party Advisors” has the meaning set forth in Section 9.4(e).

“New Commitment Party Escrow Account” has the meaning given to the term “Escrow Account” in the applicable New Commitment Party Escrow Agreement.

“New Commitment Party Escrow Agreement” means (a) with respect to the Ad Hoc Group, the escrow agreement between the Ad Hoc Group, the Company and Citibank N.A., dated as of January 3, 2018, and (b) with respect to Barclays, the escrow agreement, among Citibank N.A., the Company and Barclays Bank PLC, dated January 8, 2018, in each case, as such escrow agreement may be amended, restated or otherwise modified from time to time in accordance with the provisions thereof.”

(t) The following definitions of “Purchase Election Notice,” “Purchase Option,” “Purchase Option Expiration Date,” “Purchase Option Notice,” and “Purchase Option Percentage” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Prospectus:

““Purchase Election Notice” has the meaning set forth in Section 2.1(g).

“Purchase Option” has the meaning set forth in Section 2.1(g).

“Purchase Option Expiration Date” has the meaning set forth in Section 2.1(g).

“Purchase Option Notice” has the meaning set forth in Section 2.1(g).

“Purchase Option Percentage” means (a) with respect to Barclays, 8.06% and (b) with respect to the AHG Commitment Parties, 91.94%, allocated among the AHG Commitment Parties based on their respective Commitment Percentages or, if applicable, in accordance with a written schedule delivered to the Company in accordance with Section 10.1 by the Majority Ad Hoc Group Parties no later than one (1) day following the Rights Offering Expiration Time.”

(u) The following definitions of “Reoffered Debt Rights Offering Securities” and “Reoffered Creditor Equity Rights Offering Securities” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Release:

““Reoffered Debt Rights Offering Securities” has the meaning set forth in Section 2.1(g).”

“Reoffered Creditor Equity Rights Offering Securities” has the meaning set forth in Section 2.1(g).”

(v) The definition of “Required Commitment Parties” in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

““Required Commitment Parties” means Commitment Parties holding at least 50.1% in principal amount of the commitments to purchase the New Secured Notes held by all such Commitment Parties at such time; provided that at all times, each of the Original Commitment Parties shall be part of the “Required Commitment Parties”; provided, further, that each of (a) the Majority Ad Hoc Group Parties, (b) Barclays, (c) each Select Commitment Party and (d) each Additional Commitment Party shall be part of the “Required Commitment Parties” with respect to (i) material modifications to this Agreement, the Restructuring Support and Lock-Up Agreement and the exhibits to each such document and the terms of any other Definitive Documents to the extent such modifications are adverse to the New Commitment Parties, Select Commitment Party or Additional Commitment Party, (ii) any economic modifications to this Agreement, the Restructuring Support and Lock-Up Agreement and the exhibits to each such document and the terms of any other Definitive Documents to the extent such economic modifications are adverse to the New Commitment Parties, Select Commitment Party or Additional Commitment Party, without regard to materiality, (iii) determination of the Escrow Account Funding Date and (iv) any Definitive Documents; provided, however, that notwithstanding the foregoing, in no event will any Commitment Party be a Required Commitment Party at any point in time that such Person is also a Defaulting Party.”

(w) The following definitions of “Rothschild Fee Letter” and “RSA Claims Date” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Rights Offering Procedures:

““Rothschild Fee Letter” has the meaning set forth in the definition of Expenses.

“RSA Claims Date” means (i) with respect to the Original Commitment Parties, the Select Commitment Parties, and the Additional Commitment Parties, the RSA Effective Date, and (ii) with respect to the New Commitment Parties, January 5, 2018.”

(x) The following definition of “Stroock” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Specified Permitted Transferee:

““Stroock” has the meaning set forth in the definition of Ad Hoc Group.”

(y) The following definition of “Weil” will be added to the Investment Agreement in Section 1.1 immediately following the end of the definition of Virtual Data Room:

““Weil” has the meaning set forth in Section 9.4(e).”

(z) The definitions of “Centerbridge Debt Rights Offering Reduction Percentage”, “HCB Debt Rights Offering Backstop Percentage”, “Hemen Debt Rights Offering Reduction Percentage”, “SCP Debt Rights Offering Backstop Percentage” and “SCP Debt Rights Offering Reduction Percentage” shall be deleted in their entirety from the Investment Agreement.

(aa) Section 2.1(c) in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Debt Rights Offering. On and subject to the terms and conditions hereof and the Restructuring Support and Lock-Up Agreement, the Company shall procure that NSNCo shall, and NSNCo shall, conduct the Debt Rights Offering pursuant to and in accordance with the Rights Offering Procedures and the Disclosure Statement Order. Each Commitment Party shall not exercise any Debt Subscription Rights offered to such Commitment Party in the Debt Rights Offering on account of General Unsecured Claims held by such Commitment Party on its applicable RSA Claims Date; provided that this provision shall not apply to Debt Subscription Rights offered to any Commitment Party on account of General Unsecured Claims acquired after the applicable RSA Claims Date.”

(bb) Section 2.1(d) in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Equity Rights Offerings. On and subject to the terms and conditions hereof and the Restructuring Support and Lock-Up Agreement, the Company shall procure that New Seadrill shall, and New Seadrill shall, conduct the Creditor Equity Rights Offering pursuant to and in accordance with the Rights Offering Procedures and the Disclosure Statement Order. Each Commitment Party shall not exercise any Equity Subscription Rights offered to such Commitment Party in the Creditor Equity Rights Offering on account of General Unsecured Claims held by such Commitment Party on the applicable RSA Claims Date; provided that this provision shall not apply to Equity Subscription Rights offered to a Commitment Party on account of General Unsecured Claims acquired after the applicable RSA Claims Date.”

(cc) Section 2.1(f) in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“(f) Rounding of Securities. The number of Equity Securities and New Secured Notes issued pursuant to the terms and conditions hereof shall be rounded up or down, as appropriate, among the applicable Commitment Parties solely to (i) avoid fractional shares of Equity Securities and (ii) avoid New Secured Notes in original principal amounts that are not integral multiples of $1,000, in each case, as the Company shall determine in consultation with the Required Commitment Parties.”

(dd) The following shall be added as a new Section 2.1(g) to the Investment Agreement:

“As promptly as practicable, but not later than four (4) Business Days, following the Rights Offering Expiration Time, the Company shall deliver to each of the New Commitment Parties written notice of the total principal amount of Available Unsubscribed New Secured Notes and the total number and purchase price of Available Unsubscribed Equity Securities (such notice, the “Purchase Option Notice”) and to all other Commitment Parties written notice of the total principal amount of the unsubscribed Debt Rights Offering Securities, if any, and the total number of unsubscribed Creditor Equity Rights Offering Securities, if any. Beginning at the Rights Offering Expiration Time, and continuing until 11:59 p.m. New York City time on the third Business Day following the Company’s delivery of the Purchase Option Notice to each of the New Commitment Parties (such final date, the “Purchase Option Expiration Date”), the New Commitment Parties shall have the right, but not the obligation, to elect to purchase at the Closing, in the aggregate, all, or any portion of, the Available Unsubscribed Equity Securities and Available Unsubscribed New Secured Notes (the “Purchase Option”). If a New Commitment Party desires to make such election, such Person shall submit to the Company a written notice (the “Purchase Election Notice”) delivered on or prior to the Purchase Option Expiration Date and in accordance with Section 10.1, that sets forth the amount of Available Unsubscribed Equity Securities, if any, and the principal amount of Available Unsubscribed New Secured Notes, if any, that such Person desires to purchase at the Closing. If the New Commitment Parties, in total, elect to purchase, pursuant to the Purchase Option, more Available Unsubscribed Equity Securities than are actually available, the Company shall allocate the aggregate number of Available Unsubscribed Equity Securities among the electing New Commitment Parties, to such New Commitment Parties in an amount proportionate to their pro rata share of the aggregate Available Unsubscribed Equity Securities based on their respective Purchase Option Percentages; provided, that if the Available Unsubscribed Equity Securities allocated to any electing New Commitment Party exceeds the amount of Available Unsubscribed Equity Securities that it elected to purchase pursuant to the Purchase Option, such excess shall be re-allocated to the other electing New Commitment Parties in the foregoing manner until each such New Commitment Party has been allocated Available Unsubscribed Equity Securities in an amount equal to the amount of Available Unsubscribed Equity Securities it elected to purchase pursuant to the Purchase Option. If the New Commitment Parties, in total, do not elect to purchase, pursuant to the Purchase Option, more Available Unsubscribed Equity Securities than are actually available, no adjustments to the amounts set forth in the Purchase Election Notice shall be made. If the New Commitment Parties, in total, elect to purchase, pursuant to the Purchase Option, a principal amount of Available Unsubscribed New Secured Notes that exceeds the amount actually available, the Company shall allocate the aggregate principal amount of Available Unsubscribed New Secured Notes among the electing New Commitment Parties, to such New Commitment Parties in an amount proportionate to their pro rata share of the aggregate Available Unsubscribed New Secured Notes based on their respective Purchase Option Percentages; provided, that if the Available Unsubscribed New Secured Notes allocated to any electing New Commitment Party exceeds the amount of Available Unsubscribed New Secured Notes that it elected to purchase pursuant to the Purchase Option, such excess shall be re-allocated to the other electing New Commitment Parties in the foregoing manner until each such New Commitment Party has been allocated Available Unsubscribed New Secured Notes in an amount equal to the amount of Available Unsubscribed New Secured Notes it elected to purchase pursuant to the Purchase Option.

If the New Commitment Parties, in total, do not elect to purchase, pursuant to the Purchase Option, a principal amount of Unsubscribed New Secured Notes that exceeds the amount actually available, no adjustments to the amounts set forth in the Purchase Election Notice shall be made. Notwithstanding anything contained in this Section 2.1(g), the Available Unsubscribed Equity Securities and Available Unsubscribed New Secured Notes allocated to Barclays, pursuant to the Purchase Option, shall not exceed Barclays’ Purchase Option Percentage of the Available Unsubscribed Equity Securities and Available Unsubscribed New Secured Notes, respectively, except to the extent the AHG Commitment Parties, in the aggregate, do not elect to purchase, pursuant to the Purchase Option, the full amount of the AHG Commitment Parties’ aggregate Purchase Option Percentage of the Available Unsubscribed Equity Securities and/or Available Unsubscribed New Secured Notes, as applicable. As promptly as practicable after the Purchase Option Expiration Date (and no less than seven (7) Business Days prior to the Escrow Account Funding Date), the Company will notify each New Commitment Party in writing of the total number and purchase price of the Available Unsubscribed Equity Securities, if any, and the total principal amount of the Available Unsubscribed New Secured Notes, if any, that have been allocated to such Person and for which such Person shall be obligated to purchase at the Closing; provided, that in no event shall a New Commitment Party be obligated to purchase a greater number of Available Unsubscribed Equity Securities or principal amount of Available Unsubscribed New Secured Notes than such Person indicated its willingness to purchase in the Purchase Election Notice. The Available Unsubscribed Equity Securities purchased pursuant to the Purchase Option shall be referred to herein as “Reoffered Creditor Equity Rights Offering Securities” and the Available Unsubscribed New Secured Notes purchased pursuant to the Purchase Option shall be referred to herein as “Reoffered Debt Rights Offering Securities.””

(ee) The following shall be added to the beginning of Section 2.3(a) of the Investment Agreement:

“Notwithstanding anything in this Agreement to the contrary, if there is an Equity Commitment Party Default by a New Commitment Party, (x) such New Commitment Party’s deposit for its Equity Commitment (which, on the date of deposit is equal to 10% of its Equity Commitment, and thereafter, includes any interest earned thereon while held in its Escrow Account) shall be distributed to the Company and (y) no other Equity Commitment Party shall be deemed to be immediately in default of its obligations with respect to the Defaulting Party’s Equity Commitment; provided that if any such Equity Commitment Party has failed to fulfill its obligation under Section 2.1(a) within five (5) Business Days after receipt of written notice from the Company to all Equity Commitment Parties of such Equity Commitment Party Default setting forth the funding amount for each

Equity Commitment Party in respect of the Defaulting Party’s Equity Commitment pursuant to Section 2.1(a) (which funding amount shall include a dollar-for-dollar reduction for any escrow amounts deposited by the Defaulting Party on account of its Equity Commitment), then such failure shall constitute an Equity Commitment Party Default with respect to such Equity Commitment Party.”

(ff) The following shall be added to the beginning of Section 2.3(b) of the Investment Agreement:

“Notwithstanding anything in this Agreement to the contrary, if there is a Debt Commitment Party Default by a New Commitment Party, (x) such New Commitment Party’s deposit for its Debt Commitment (which, on the date of deposit is equal to 10% of its Debt Commitment, and thereafter, includes any interest earned thereon while held in its Escrow Account) shall be distributed to the Company and (y) no other Debt Commitment Party shall be deemed to be immediately in default of its obligations with respect to the Defaulting Party’s Debt Commitment; provided that if any such Debt Commitment Party has failed to fulfill its obligation under Section 2.1(b) within five (5) Business Days after receipt of written notice from the Company to all Debt Commitment Parties of such Debt Commitment Party Default setting forth the funding amount for each Debt Commitment Party in respect of the Defaulting Party’s Debt Commitment pursuant to Section 2.1(b) (which funding amount shall include a dollar-for-dollar reduction for any escrow amounts deposited by the Defaulting Party on account of its Debt Commitment), then such failure shall constitute a Debt Commitment Party Default with respect to such Debt Commitment Party.”

(gg) The lead in to Section 2.4(b) (which, for the avoidance of doubt, shall be all of Section 2.4(b) preceding Section 2.4(b)(i)) of the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“No later than the twelfth (12th) Business Day following the Rights Offering Expiration Time, the Company Agent shall, on behalf of the Company, deliver to each Commitment Party a written notice (the “Funding Notice,” and the date of such delivery, the “Funding Notice Date”) setting forth:”

(hh) Section 2.4(c) in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Escrow Account Funding. Pursuant to the terms of the Escrow Agreement, within the date range agreed with the Required Commitment Parties (the final date of such range, the “Escrow Account Funding Date”), each Commitment Party shall, or shall cause, delivery and payment of an amount equal to its Debt Commitment Funding Amount, if any, plus its Equity Commitment Funding Amount, if any, less its applicable Deposit Credit Amount by wire transfer of immediately available funds in U.S. dollars into its Escrow Account in satisfaction of such Commitment Party’s Debt Commitment purchase obligation and/or Equity Commitment purchase obligation, as applicable; provided that in no event shall the

Escrow Account Funding Date be less than ten (10) Business Days after the Funding Notice Date and no more than five (5) Business Days prior to the Effective Date; provided further that the Funding Notice shall include a range for funding of not less than (5) five Business Days. Payment to a Commitment Party’s Escrow Account in accordance with this Section 2.4 shall be a complete discharge to the relevant funding Person who shall not be concerned with the distribution of such monies so paid.”

(ii) The following shall be added as a new Section 2.5(h) to the Investment Agreement:

“The Company shall use commercially reasonable efforts to cause the Closing to occur as soon as reasonably practicable following the entry of the Confirmation Order; provided that for the avoidance of doubt, (i) in fulfillment of the forgoing, the Company shall not be obligated to waive any of the conditions set forth in Section 6.3 or Section 6.4 (ii) the foregoing in no way diminishes (A) the Company’s right to terminate the Agreement pursuant to Section 8.1 or Section 8.3, or (B) any other rights of the Company under this Agreement, the other Transaction Agreements, the Definitive Documents or the Plan and (iii) in furtherance of the forgoing, the Company shall not be obligated to take actions not otherwise contemplated by this Agreement, the other Transaction Agreements, the Definitive Documents or the Plan.”

(jj) The following shall be added as a new Section 2.6(c) of the Investment Agreement:

“In addition to (and without limitation of) the permitted transfers contemplated by Section 2.6(a), and notwithstanding anything to the contrary herein, including the provisions of Sections 2.1(a), 2.1(b) and 2.6(a)(i), each Commitment Party shall have the right to sub-participate, on a silent, non-voting basis, to a third-party (other than to Company Disqualified Institutions, a portfolio company of the Commitment Party, its Affiliates or its Affiliated Funds) in either a single or a series of transactions up to a maximum of (x) twenty percent (20%) of its Debt Commitment or (y) twenty percent (20%) of its Equity Commitment, as the case may be, solely with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, provided that no sub-participation shall reallocate, reduce or release any Commitment Party’s obligations under the Investment Agreement or the other Transaction Agreements or limit the availability of the remedies set forth therein. For the avoidance of doubt, each third-party that is sub-participating pursuant to this Section 2.6(c) (x) will not have any consent rights under this Agreement with respect to their sub-participation interests and (y) will not have the right to initiate a termination of this Agreement with respect to their sub-participation interests.”

(kk) Section 6.1(a)(iii) in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) On or prior to March 16, 2018, the Bankruptcy Court shall have entered the Disclosure Statement Order;”

(ll) Section 6.1(a)(v) in the Investment Agreement is hereby deleted in its entirety and replaced with the following:

“On or prior to the date that is ninety (90) days from entry of the Confirmation Order, and in any event, within three hundred thirty (330) days from the Petition Date, the Effective Date shall have occurred (the “Outside Date”); and”

(mm) The following shall be added to the Investment Agreement as Section 9.4(e):

“Notwithstanding anything to the contrary contained herein, subject to entry of the Confirmation Order, (x) all Expenses payable to each New Commitment Party shall be paid in accordance with this Section 9.4(e) and not any other provision herein, including Section 9.4(d) and (y) the Company Parties shall pay to each New Commitment Party and, as applicable, to each New Commitment Party’s attorneys, accountants, advisors, financial advisors, consultants and other professionals, all Expenses, including all fees and expenses of (i) Stroock, as counsel for the Ad Hoc Group, (ii) Baker Botts LLP, as local Texas counsel for the Ad Hoc Group, (iii) Weil, Gotshal & Manges LLP, as counsel for Barclays (“Weil”), and (iv) Rothschild Inc., as financial advisor for the Ad Hoc Group, pursuant to the terms of the Rothschild Fee Letter, in each case incurred on and prior to the Closing Date (the advisors referenced in clauses (i)-(iv), the “New Commitment Party Advisors”). The Confirmation Order shall include a provision authorizing the Company Parties to perform under this Section 9.4(e). The Company will pay all Expenses then due and payable pursuant to this Section 9.4(e) as follows: (x) once, as soon as reasonable practicable after entry of the Confirmation Order (in any event no later than five business days following entry of the Confirmation Order), all Expenses incurred or accrued by the New Commitment Parties, including the fees and expenses of the New Commitment Party Advisors (whether paid or unpaid by the members of the Ad Hoc Group or Barclays) since the commencement of these cases through the date of entry of the Confirmation Order, plus a $100,000 retainer for Stroock and a $50,000 retainer for Weil, and (y) again, at Closing, all Expenses incurred or accrued by the New Commitment Parties, including the fees and expenses of the New Commitment Party Group Advisors (whether paid or unpaid by the member of the Ad Hoc Group or Barclays), incurred from and after the date of entry of the Confirmation Order, including, for the avoidance of doubt, the completion fee as provided in the Rothschild Fee Letter (subject to terms thereof). To the extent Expenses incurred through the Closing Date are less than the applicable retainers paid pursuant to this Section 9.4(e), the applicable New Commitment Parties shall refund such excess amounts of such retainers to the Company at Closing.”

(nn) The following shall be added to the Investment Agreement as Section 9.7:

“As consideration for the commitment of the New Commitment Parties, the Company shall deliver at Closing, or shall cause the delivery of, a cash payment in the amount of $1,000,000 in the aggregate (such payment, the “NCP Payment”) to the New Commitment Parties (or, with respect to each to each New Commitment Party, its designee), which NCP Payment shall be earned by the New Commitment Parties as of the date hereof and shall be payable to the New Commitment Parties at Closing. The portion of the NCP Payment payable to each New Commitment Party is set forth opposite the name of such New Commitment Party under the heading “NCP Payment” in Schedule 1 attached hereto.”

(oo) Schedule 1 of the Investment Agreement is hereby deleted in its entirety and replaced with Schedule 2 hereto.

(pp) The Registration Rights Agreement Term Sheet attached as Schedule 3 of the Investment Agreement is hereby deleted in its entirety and replaced with Schedule 5 hereto.

(qq) The Board Governance Term Sheet attached as Exhibit B of the Investment Agreement is hereby deleted in its entirety and replaced with Schedule 6 hereto.

(rr) The Investment Agreement shall be amended to add and attach Schedule 4 hereto as “Schedule 6” of the Investment Agreement.

2. Assignment and Assumption of Investment Interests. Each party hereto hereby agrees as follows:

(a) Debt Commitment Interests Assignment. Pursuant to Section 2.6(a) of the Investment Agreement and subject to the other terms set forth in the Assignment, each Debt Commitment Party does hereby assign, transfer, convey and deliver to the New Commitment Parties, and their successors and permitted assigns, and each of the New Commitment Parties does hereby acquire and accept all of such Debt Commitment Parties’ right, title and interest in, to and under, the Debt Commitment Interests, as described herein and set forth in Schedule 1 attached hereto. For the avoidance of doubt, the Debt Commitment Interests Transferred hereby shall be deemed to be Transferred from each Debt Commitment Party to each New Commitment Party in proportion to the amount such Debt Commitment Party’s Debt Commitment Percentage is reduced as compared to the aggregate amount all Debt Commitment Parties’ Debt Commitment Percentages were reduced as a result of such Transfer.

(b) Equity Commitment Interests Assignment. Pursuant to Section 2.6(a) of the Investment Agreement and subject to the other terms set forth in the Assignment, each Equity Commitment Party does hereby assign, transfer, convey and deliver to the New Commitment Parties, and their successors and permitted assigns, and each of the New Commitment Parties does hereby acquire and accept all of such Equity Commitment Parties’ right, title and interest in, to and under, the Equity Commitment Interests, as described herein and set forth in Schedule 1 attached hereto. For the avoidance of doubt, the Equity Commitment Interests Transferred hereby shall be deemed to be Transferred from each Equity Commitment Party to each New Commitment Party in proportion to the amount such Equity Commitment Party’s Equity Commitment Percentage is reduced as compared to the aggregate amount all Equity Commitment Parties’ Equity Commitment Percentages were reduced as a result of such Transfer.

(c) Assumption. Each New Commitment Party assumes all of the obligations of the Transferring Equity Commitment Parties with respect to the Equity Commitment Interests assigned to such New Commitment Party hereunder and all of the obligations of the Transferring Debt Commitment Parties, with respect to the Debt Commitment Interests assigned to such New Commitment Party hereunder.

(d) Consent. The Company, by its signature hereto, consents to the Transfer of the Investment Interests from the Debt Commitment Parties and Equity Commitment Parties to the New Commitment Parties as set forth in the Assignment; provided, however, that for the avoidance of doubt, (x) such Transfer is not a Full Transfer and (y) each Transferring Debt Commitment Party and Equity Commitment Party shall remain obligated to fund its respective proportion of the Debt Commitments and Equity Commitments Transferred hereunder (as such proportion is determined in accordance with the last sentence of Section 2(a) or Section 2(b), as applicable), to the extent the Ultimate Purchaser (including each of the New Commitment Parties) is a Defaulting Party as provided under Section 2.6(a) of the Investment Agreement.

(e) Escrow Deposit. Upon the effectiveness of the Assignment, (i) the Company and each New Commitment Party shall automatically be deemed to have released their respective signature pages to the Joinder Agreement (as defined in the Escrow Agreement) attached hereto as Schedule 7, (ii) the Company and Barclays shall automatically be deemed to have released their respective signature pages to the Joint Escrow Distribution Notices attached hereto as Schedule 8A, and (iii) the Company and each AHG Commitment Party shall automatically be deemed to have released their respective signature pages to the Joint Escrow Distribution Notice attached hereto as Schedule 8B, in each case, with such changes as may reasonably be required by the Escrow Agent (and consented to by Barclays and the Majority Ad Hoc Group Parties, as applicable, such consent not to be unreasonably withheld, conditioned or delayed) to give effect to the intended distributions as described therein. For the avoidance of doubt, the intended purpose of the Joinder Agreement is to join the New Commitment Parties to the Escrow Agreement and the intended purpose of the Joint Escrow Distribution Notices is to instruct the escrow agent identified therein to (a) deposit funds from the New Commitment Party Escrow Account of each respective New Commitment Party into Escrow Accounts established for each such New Commitment Party in the amounts set forth in Schedule 3 attached hereto and (b) distribute the balance of the funds in each of the New Commitment Party Escrow Accounts to the New Commitment Party (or Affiliate thereof) in whose name such New Commitment Party Escrow Account was established. In the event the Escrow Agent does not accept one or more of the Joinder Agreements or the Joint Escrow Distribution Notices delivered to it pursuant to the immediately preceding sentence, or does not promptly effectuate all the distributions and other transactions contemplated thereby, the Company and the New Commitment Parties shall cooperate in good faith and use commercially reasonable efforts to cause the Escrow Agent to accept such Joinder Agreement(s) or Joint Escrow Distribution Notice(s), as applicable, and effectuate all the distributions and other transactions contemplated thereby as promptly as practicable. Such deposits shall be deemed deposits made under the Investment Agreement and subject to the terms of the Investment Agreement and the Escrow Agreement; provided, however, that notwithstanding anything in the Investment Agreement to the contrary, no Debt Commitment Party or Equity Commitment Party Transferring the Investment Interests to the New Commitment Parties pursuant to this Assignment shall be eligible to withdraw any amounts currently deposited in its Escrow Account as a result of the Transfer of the Investment Interests or the corresponding deposits made by the New Commitment Parties in accordance with this Section 2(e). For the avoidance of doubt, (i) if the Closing occurs, each New Commitment Party shall receive a Deposit Credit Amount at the Closing for amounts deposited (and interest earned thereon) under this Section 2(e) and (ii) any distribution of amounts deposited in an Escrow Account or termination of the Escrow Agreement shall be made in accordance with the terms set forth in the Investment Agreement and Escrow Agreement.

3. Joinder of the New Commitment Parties.

(a) Joinder. Each New Commitment Party hereby agrees to be bound by all of the terms of the Investment Agreement, a copy of which is attached to this Amendment, Assignment and Joinder as Annex I (as amended on October 12, 2017 and the date hereof), as a Commitment Party for all purposes under the Investment Agreement.

(b) Representations. Each New Commitment Party hereby severally and not jointly makes the representations and warranties given by the Commitment Parties set forth in Article 4 of the Investment Agreement to the Company Parties as of the date of this Amendment, Assignment and Joinder.

4. Confidentiality. Each of Schedule 3 attached hereto, Schedule 1 attached to the Joinder Agreement (as defined in the Escrow Agreement) for the New Commitment Parties and Schedule 1 to the Joint Escrow Distribution Notices for the New Commitment Parties shall be delivered (a) to the Commitment Parties in a redacted form that removes the New Commitment Parties’ individual deposits and allocation information and (b) to the Company and each of the attorneys and financial advisors to the Company and each of the Commitment Parties on an confidential basis. The Company shall not otherwise disclose any of the schedules set forth in the immediately preceding sentence to any Person, or otherwise disclose any information contained therein, that relates to any New Commitment Party (or any Affiliate thereof) without the prior written consent of such New Commitment Party, except to the extent such information is or becomes publicly available other than by the Company’s breach of this Section 4 or to the extent such information is required to be disclosed by applicable law, rule, regulation, legal, judicial or administrative process, subpoena or court order.

5. Effectiveness; Miscellaneous.

(a) Each capitalized term used in this Amendment, Assignment and Joinder shall have the meaning provided to such term in the Investment Agreement, unless such term is otherwise defined in this Amendment, Assignment and Joinder.

(b) Notwithstanding anything in the Investment Agreement to the contrary, no additional deposit shall be due from the Commitment Parties as a result of the Amendment; provided that nothing in this Section 5(b) shall be deemed to modify the deposit required of the New Commitment Parties identified on Schedule 3 pursuant to Section 2(e) in connection with the Assignment.

(c) The amendments to the Investment Agreement set forth in Section 1 shall be herein referred to as the “Amendment.” The consummation of the Transfer made pursuant to Section 2 shall be herein referred to as the “Assignment.” The joinder set forth in Section 3 shall be herein referred to as the “Joinder.” The terms set forth in this Section 5 shall, as applicable, apply to each of the Amendment, Assignment and Joinder.

(d) Upon giving effect to the Amendment but prior to giving effect to the Transfer of the Investment Interests pursuant to the Assignment, the parties hereto agree that Schedule 2 attached hereto sets forth the Debt Commitment Percentage, Equity Commitment Percentage and, with respect to the Debt Commitment Parties, the “Debt Rights Offering Reduction Percentage” of each such Commitment Party under the Investment Agreement. After giving effect to the Transfer of the Investment Interests pursuant to the Assignment, the parties hereto agree that Schedule 1 attached hereto sets forth the Debt Commitment Percentage, Equity Commitment Percentage and, with respect to the Debt Commitment Parties, the “Debt Rights Offering Reduction Percentage” of each such Commitment Party under the Investment Agreement.

(e) Any reference in the Investment Agreement to “this Agreement” shall hereafter be deemed to refer to the Investment Agreement as amended by the amendment dated October 12, 2017 and this Amendment, Assignment and Joinder. For the avoidance of doubt, any reference in the Investment Agreement to “Equity Commitment Party” or “Debt Commitment Party” shall hereafter be deemed to include each of the New Commitment Parties.

(f) The Amendment, Assignment and Joinder shall be effective as of 12:01 am (New York City time) on the date first set forth above following the execution of this Amendment, Assignment and Joinder by all of the parties hereto; provided that notwithstanding the foregoing, but solely for sequencing purposes, the Amendment shall be deemed to have occurred immediately prior to the Assignment and Joinder.

(g) This Amendment, Assignment and Joinder shall be deemed effective upon the effectiveness of each of the Amendment, Assignment and Joinder.

(h) The parties consent to this Amendment, Assignment and Joinder and acknowledge that except as expressly amended, modified or supplemented as set forth herein, the Investment Agreement shall continue in full force and effect, remain unchanged and is hereby ratified and confirmed in all respects.

(i) This Amendment, Assignment and Joinder may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to each other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

(j) THIS AMENDMENT, ASSIGNMENT AND JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY THE EXECUTION AND DELIVERY OF THIS AMENDMENT, ASSIGNMENT AND JOINDER, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR

PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, ASSIGNMENT AND JOINDER, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, MAY BE BROUGHT IN THE BANKRUPTCY COURT, AND BY EXECUTING AND DELIVERING THIS AMENDMENT, ASSIGNMENT AND JOINDER, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING IN THE BANKRUPTCY COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN THE BANKRUPTCY COURT THAT ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE BANKRUPTCY COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AMENDMENT, ASSIGNMENT AND JOINDER, WHETHER IN CONTRACT, TORT OR OTHERWISE.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment, Assignment and Joinder has been duly executed as of the date first written above.

[Signature Pages Follow]

Schedule 1

Commitment Schedule to the Investment Agreement

(after giving effect to the Assignment)

See attached.

Schedule 1 to the Amendment, Assignment and Joinder Agreement

Schedule 2

Commitment Schedule to the Investment Agreement

(prior to giving effect to the Assignment)

See attached.

Schedule 2 to the Amendment, Assignment and Joinder Agreement

Schedule 3

Escrow Deposit Schedule

See attached.

Schedule 3 to the Amendment, Assignment and Joinder Agreement

Schedule 4

New Commitment Parties

Schedule 4 to the Amendment, Assignment and Joinder Agreement

Schedule 5

Registration Rights Agreement Term Sheet

Schedule 5 to the Amendment, Assignment and Joinder Agreement

SEADRILL LIMITED

Registration Rights Term Sheet1

This indicative summary of terms and conditions (this “Registration Rights Term Sheet”) is for discussion purposes only. This Registration Rights Term Sheet does not constitute an agreement or an offer to enter into an agreement to purchase equity securities or the rights associated with such equity securities described herein or otherwise. Such an agreement will arise only under definitive documentation (the “Registration Rights Agreement”) duly executed by the parties in accordance with its terms and is further subject to, among other things, the final order of the Bankruptcy Court confirming the Plan and the effectiveness of the Plan. This Registration Rights Term Sheet does not attempt to describe all of the terms, conditions and requirements that would pertain to the purchase of equity securities or the rights associated with such equity securities described herein, but rather is intended to outline certain basic items around which the equity investment will be structured. This Registration Rights Term Sheet is not intended to limit the scope of discussion or negotiation of any and all matters whether or not set forth herein. All dollar amounts, where not otherwise specified, are in United States dollars.

Issuer:	Seadrill Limited, a Bermuda company, or New Seadrill Limited, a Bermuda company (such entity, the “Issuer”)

Investor Parties to Registration Rights Agreement:

Hemen Investments Limited, a Cyprus holding company (“Hemen”)

Centerbridge Credit Partners L.P. (along with certain of its affiliates, “Centerbridge”)

Certain funds and/or accounts that are managed, advised or sub-advised by each of Aristeia Capital L.L.C., GLG Partners LP, Saba Capital Management LP and Whitebox Advisors, LLC or such Person’s affiliate(s), in each case, that are signatories to the Investment Agreement (collectively, the “Select Commitment Parties”)

The Distressed Trading Desk of Barclays Bank PLC (“Barclays”)

Certain beneficial owners (or investment advisors or managers for beneficial owners) of unsecured notes issued by Seadrill Limited and/or its subsidiary North Atlantic Drilling Limited, and/or one or more of their respective affiliates, related funds, managed accounts and/or designees, in each case that are represented by Stroock & Stroock & Lavan LLP and are signatories to the Investment Agreement (collectively, the “Ad Hoc Group Parties” and, collectively with Hemen, Centerbridge, the Select Commitment Parties and Barclays, the “Commitment Parties”).

[1]	Capitalized terms used but not defined in this Registration Rights Term Sheet have the meanings given to such terms in the Investment Agreement to which this Registration Rights Term Sheet is attached (as amended, the “Investment Agreement”).

Registration Rights
Exemption from SEC Registration:	The Equity Securities issued and sold pursuant to the Investment Agreement will be issued and sold in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or another exemption thereunder, and will therefore be “restricted securities” within the meaning of Rule 144 under the Securities Act.

Registrable Securities:	“Registrable Securities” means each of the following: (a) any Equity Securities issued to the Commitment Parties as contemplated by the Investment Agreement (including any Equity Securities owned by any of the Commitment Parties as a result of, or issuable upon, the conversion, exchange or exercise of options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) such Equity Securities; (b) any other Equity Securities acquired or owned by any of the Commitment Parties prior to the effectiveness of the Resale Registration Statement, or acquired or owned by any of the Commitment Parties after the effectiveness of the Resale Registration Statement if such Commitment Party is an Affiliate of the Issuer, (c) any Equity Securities issued or issuable to any of the Commitment Parties with respect to the Registrable Securities by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise and any Equity Securities, as the case may be, issuable upon conversion, exercise or exchange thereof and (d) any Equity Securities issued to either Samsung Heavy Industries Co., Ltd. (“Samsung”) or Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”), solely through its exercise of rights in the Debt Rights Offering or to any other holder of General Unsecured Claims solely through its exercise of rights in the Debt Rights Offering resulting in its acquisition of at least 1.0% of the outstanding Equity Securities on the Effective Date; provided that any such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee of such securities, (iii) the date on which such Registrable Securities have been disposed of pursuant to Rule 144; (iv) in the case of Registrable Securities held by General Unsecured Claims other than Samsung or DSME, the date on which such Registrable Securities may be disposed of pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (v) the date on which such Registrable Securities cease to be outstanding.

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Restrictions on Transfer:

Absent registration under the Securities Act, sales of Registrable Securities may be made pursuant to one or more exemptions under the Securities Act, including Rule 144A, Regulation S and Rule 144 under the Securities Act (subject to holding periods and limitations on sales by affiliates) and, if applicable, in accordance with applicable non-U.S. securities laws.

The Issuer shall at all times use commercially reasonable efforts to make available information necessary to comply with Rule 144 and Rule 144A under the Securities Act with respect to resales of Registrable Securities to the extent required to enable holders of Registrable Securities to sell without registration within the limitations of the exemptions provided by Rule 144 and Rule 144A.

Registration Rights[2]:

The Issuer shall use commercially reasonable efforts to file an initial registration statement on Form F-1[3] with the SEC within five (5) Business Days following the date of the entry of the confirmation order (the “Confirmation Order”) of the Bankruptcy Court confirming the Plan (the “Registration Statement Filing Date”), which will cover the sale, resale or other distribution on a continuous basis pursuant to Rule 415 under the Securities Act of all Registrable Securities (the “Resale Registration Statement”).

The Issuer shall use commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC (the “Registration Statement Effectiveness”) and to effectuate the transactions set forth herein as soon as reasonably practicable following the Registration Statement Filing Date.

It is understood that in the event the Issuer becomes a WKSI or is otherwise eligible to use Form F-3, it shall use commercially reasonable efforts to convert the Resale Registration Statement on Form F-1 into a Resale Registration Statement on Form F-3 as soon as reasonably practicable. If the Issuer thereafter becomes ineligible to use Form F-3, it shall use commercially reasonable efforts to file and obtain an effective Resale Registration Statement on Form F-1 as soon as reasonably practicable.

The Issuer shall inform all the shareholders named in the Resale Registration Statement of its effectiveness on the same Business Day as effectiveness is obtained and shall file a final prospectus under Rule 424 with the SEC to the extent required. The Issuer shall maintain the effectiveness of the Resale Registration Statement until the date on which all of the Registrable Securities covered by the Resale Registration Statement have been sold.

[2]	Note: Similar detail to be agreed in respect of Oslo listing following discussions with Norwegian counsel to the company to the extent applicable.
[3]	Note: Form of registration statement to be confirmed.

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The plan of distribution of the Resale Registration Statement shall provide for customary means of disposition of the Registrable Securities covered by the Resale Registration Statement.
Underwritten shelf takedown, demand and piggy back registration rights:

(a) Hemen, (b) Centerbridge, (c) the Select Commitment Parties, (d) Barclays, and (e) the Ad Hoc Group Parties (each, a “Qualified Holder”) may request to sell all or a portion of its Registrable Securities in an underwritten offering (including block trades) that is registered pursuant to the Resale Registration Statement (“Underwritten Shelf Takedown”), subject to the priority allocations as set forth below; provided, however, that no Qualified Holder shall be entitled to make a demand for any Underwritten Shelf Takedown unless such Qualified Holder holds at least 5% of the outstanding Equity Securities, calculated at the time of such demand, but shall be entitled to piggyback registration rights as set forth herein.

In connection with one or more Underwritten Shelf Takedowns relating to the first $200 million[4] of Registrable Securities, any cutback in connection with such offering shall be allocated as follows: (i) Hemen shall be entitled to [•]% of the Registrable Securities in such Underwritten Shelf Takedown, (ii) Centerbridge shall be entitled to [•]% of the Registrable Securities in such Underwritten Shelf Takedown, (iii) the Select Commitment Parties shall be entitled to [•]% of the Registrable Securities in such Underwritten Shelf Takedown (iv) Barclays shall be entitled to [•]% of the Registrable Securities in such Underwritten Shelf Takedown and (v) the Ad Hoc Group Parties shall be entitled to [•]% of the Registrable Securities in such Underwritten Shelf Takedown (such securities, the “Priority Shares”).[5] Thereafter (i.e., following the sale of the first $200 million[6] of Registrable Securities), any cutback in connection with an Underwritten Shelf Takedown shall be allocated on a pro rata basis based off the Registrable Securities attributable to the aggregate New Secured Notes purchased by each Commitment Party at Closing and as set forth below with respect to Registrable Securities held by holders of General Unsecured Claims.

[4]	Note: This should correspond to the amount that is actually purchased ($200m less whatever is taken up in the $48.1m equity rights offering).
[5]	The cutback allocation percentages shall be mutually agreed, and negotiated in good faith, by each of Hemen, Centerbridge, the Select Commitment Parties, Barclays and the Ad Hoc Group as part of the plan supplement; provided that the parties agree that the reduction to the cutback allocation percentages of Hemen, Centerbridge and the Select Commitment Parties on account of Barclays and the Ad Hoc Group shall be pro rata based off the original percentages allocated to each of Hemen (at 54%), Centerbridge (at 6%) and the Select Commitment Parties (at 40%).
[6]	Note: This should correspond to the amount that is actually purchased ($200m less whatever is taken up in the $48.1m equity rights offering).

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General Unsecured Claims who hold Registrable Securities may piggyback on underwritten offerings requested by Qualified Holders; provided that no Registrable Securities held by holders of General Unsecured Claims may be sold prior to the Priority Shares, and in the event all Priority Shares have been sold, in any underwritten offering in which the holders of General Unsecured Claims participate in which there is a cutback, up to all of the Registrable Securities held by the holders of General Unsecured Claims requested to be included in such offering will be cut back on a pro rata basis on the basis of Registrable Securities held by such holders of General Unsecured Claims before any Registrable Securities held by by the Commitment Parties are cut back.

The holders of a majority of the Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Issuer’s approval which shall not be unreasonably withheld, conditioned or delayed, and determine the sale price.

In addition to the above registration rights for Underwritten Shelf Takedowns, (i) each Qualified Holder that holds at least 5% of the outstanding Equity Securities, calculated at the time of such demand, shall receive unlimited demand resale registration rights (if there is no effective Resale Registration Statement and the terms of the Registration Rights Agreement would otherwise require that the Resale Registration Statement be effective) and (ii) each Qualified Holder shall receive unlimited piggyback registration rights. The demand and piggyback registration rights shall be transferable (A) in connection with any private sale transaction of Registrable Securities of $25 million or more and (B) in connection with any transfer of Registrable Securities to an affiliate.

Notwithstanding the foregoing, the Issuer will not be required to effect (x) more than four (4) Underwritten Shelf Takedowns (together with any demand registrations) in any 12-month period; (y) an Underwritten Shelf Takedown or demand registration within sixty (60) days (or such longer period specified in any applicable lock-up agreement entered into with underwriters) after the consummation of a previous Underwritten Shelf Takedown or demand registration or (z) any Underwritten Shelf Takedown or demand registration if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown or demand registration, in the good faith judgment of the managing underwriter(s) therefor (or the Issuer if such demand registration is not underwritten), is less than $50 million.

Subject to the cutback provisions set forth above, for any piggyback registration that is an underwritten offering initiated by the Issuer for a primary offering, if the managing underwriter(s) advise the Issuer in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the

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Issuer shall include in such registration the maximum amount of securities that would not have such adverse effect: (i) first, the securities offered by the Issuer; (ii) second, the Priority Securities; (iii) third, up to the full amount of the Registrable Securities requested to be included by the Commitment Parties, reduced pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder; (iv) fourth, up to the full amount of Registrable Securities requested to be included by holders of General Unsecured Claims, reduced pro rata among such respective holders on the basis of the amount of Registrable Securities owned by each such holder; and (v) fifth, any other securities to be included pursuant to a registration request from such other holders in such proportions as the Issuer and those holders may agree.

The Issuer shall have the right to select the managing underwriter(s) for any offering initiated by the Issuer under which the Qualified Holders have piggyback rights, reasonably acceptable to the holders of a majority of Registrable Securities, if any, to be included in such offering, which approval shall not be unreasonably withheld or delayed.

In any underwritten offering, the Issuer shall use commercially reasonable efforts to enter into customary underwriting agreements with the managing underwriter(s) including, without limitation, supporting, and paying the fees for, the Issuer’s independent certified public accountant to provide comfort letters to the underwriters and agreeing to all other customary provisions in similar underwritten offerings.

Listing:

The Issuer shall, as soon as reasonably practicable following the Confirmation Order and prior to the Effective Date, submit listing applications to the Oslo Stock Exchange and the New York Stock Exchange (or an alternate “national securities exchange” (within the meaning of the Exchange Act), as reasonably determined by the Issuer’s board in consultation with the Commitment Parties) for the listing thereon of the Equity Securities.

The Issuer shall use commercially reasonable efforts to (i) cause the Equity Securities to be listed on the Oslo Stock Exchange and (ii) cause the Equity Securities to be listed on the New York Stock Exchange (or an alternate “national securities exchange” (within the meaning of the Exchange Act), as reasonably determined by the Issuer’s board in consultation with the Commitment Parties) and registered under the Exchange Act concurrently with the Registration Statement Effectiveness.

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Fees and Expenses of Registration and Listing:

To be borne by the Issuer (other than underwriting fees, discounts, selling commissions and stock transfer taxes of a selling shareholder).

The Issuer will pay reasonable and documented fees and expenses within 30 calendar days of receipt of the applicable invoice of one single special counsel to represent all of the participating Qualified Holders (“Investors’ Counsel”) selected: (i) in the case of an Underwritten Shelf Takedown, by the holders of a majority of the Registrable Securities requesting such Underwritten Shelf Takedown; and (ii) in the case of a Piggyback Registration, the holders of a majority of the Registrable Securities included in such Piggyback Registration.

Lock-Up:

In connection with the first (and, for the avoidance of doubt, only the first) public/underwritten offering (regardless of whether such offering is a primary or secondary offering and including an Underwritten Shelf Takedown), each Qualified Holder agrees that it shall not, during the 60 days after the pricing (the “Lock-Up Period”), directly or indirectly, offer, pledge, assign, encumber, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, or otherwise transfer or dispose of any of their Acquired Equity Securities, Granted Equity Securities or Equity Securities issued to such Qualified Holder in connection with the Structuring Fee to any Person; provided, however, that the Lock-Up Period shall not apply to the following: (i) the Equity Securities issued to a Commitment Party in exchange for such party’s Unsecured Notes under the Plan (i.e., the 1145 exempt Equity Securities); (ii) resales of a maximum of 15% of the applicable Commitment Party’s Equity Securities as of the Closing Date pursuant to the Resale Registration Statement; (iii) a tender offer for the Equity Securities approved by the Board of Directors of the Issuer; (iv) sales to the Issuer pursuant to an authorized share repurchase program in accordance with Rule 10b5-1 under the Exchange Act; (v) Registrable Securities included in the Underwritten Shelf Takedown; (vi) transfers of Equity Securities between affiliate entities of a Commitment Party; or (vii) sales of Equity Securities pursuant to such registered offering. For the avoidance of doubt, (a) the Lock-Up Period shall not apply to any Equity Securities sold under one or more exemptions from registration under the Securities Act, but shall apply to sales on the Oslo Stock Exchange and (b) before the commencement of, and after the termination or expiration of, the Lockup Period, there shall be no restrictions on the ability of any Qualified Holder to resell its Registrable Securities through the Resale Registration Statement in non-underwritten offerings.

The Lock-Up Period may be extended for up to an additional 30 days (for an aggregate of 90 days), at the reasonable request of the managing underwriters/ lead book-runner/ manager.

The holders of General Unsecured Claims shall be subject to the Lock-up and any other lock-up applicable to the Commitment Parties under the Registration Rights Agreement.

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Review and Comment:	In connection with an Underwritten Shelf Takedown or Piggyback Registration, at least 5 Business Days before filing a registration statement (other than the initial registration statement, in which case such period shall be at least 15 Business Days), prospectus, prospectus supplement or an amendment to the foregoing with the SEC, the Issuer shall furnish Investors’ Counsel with such documents, and such documents are subject to the reasonable review, comment and approval of such counsel before filing.

Holder Information:	Holders seeking registration of Registrable Securities will be required to timely provide customary information to allow the Issuer to list such holders as selling securityholders in a registration statement or prospectus.

Indemnification:	Customary cross-indemnification and contribution provisions by the Issuer, on the one hand, and the Commitment Parties, on the other hand.

Other Covenants:	Such other covenants and agreements as are customary for registration rights agreements that the Issuer and the Commitment Parties shall mutually agree.

Removal of Legends:	Substantially consistent with Section 5.12 of the Investment Agreement as applied to the Registrable Securities.

Successors and Assigns:

The Issuer may assign its rights and obligations under the Registration Rights Agreement with the consent of the Commitment Parties holding a majority of the Registrable Securities on the Closing Date in connection with a sale or acquisition of the Issuer in which the successor or acquiring person agrees in writing to assume all of the Issuer’s rights and obligations under the Registration Rights Agreement.

Each Commitment Party may assign its rights under the Registration Rights Agreement to any affiliate of such Commitment Party without the Issuer’s consent; provided that such transferee shall be required to become a party to the Registration Rights Agreement.

No registration rights of the holders of General Unsecured Claims are transferable other than to an affiliate of such holder; provided that such transferee shall be required to become a party to the Registration Rights Agreement.

Amendments:	Amendments or modifications to the Registration Rights Agreement, and any waivers under the Registration Rights Agreement, shall require the consent of: (i) Hemen and Centerbridge, (ii) Select Commitment Parties holding 2/3rds of the Registrable Securities held by all Select Commitment Parties and (iii) holders of a majority of the Registrable Securities held by Barclays and all Ad Hoc Group Parties.

Governing Law:	New York.

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Schedule 6

Board Governance Term Sheet

Schedule 6 to the Amendment, Assignment and Joinder Agreement

SEADRILL LIMITED

Governance Term Sheet1

This indicative summary of terms and conditions (this “Governance Term Sheet”) is for discussion purposes only. This Governance Term Sheet does not constitute an agreement or an offer to enter into an agreement to purchase equity securities or the rights associated with such equity securities described herein or otherwise. Such an agreement will arise only under definitive documentation duly executed by the parties in accordance with its terms and is further subject to, among other things, the final order of the Bankruptcy Court confirming the Plan and the effectiveness of the Plan. This Governance Term Sheet does not attempt to describe all of the terms, conditions and requirements that would pertain to the purchase of equity securities or the rights associated with such equity securities described herein, but rather is intended to outline certain basic items around which the equity investment will be structured. The governance rights and arrangements under this Governance Term Sheet will, to the extent required, be amended to ensure that shares of New Seadrill (as defined below) can be listed on the Oslo Bors or any other stock exchange contemplated by the Plan or as agreed between relevant stakeholders. This Governance Term Sheet is not intended to limit the scope of discussion or negotiation of any and all matters whether or not set forth herein and reflects the requirements of the Investors (as defined below) on governance and not the views of the Board of Seadrill Limited.

Issuer:	Seadrill Limited, a Bermuda company, or New Seadrill Limited, a Bermuda company (such entity, “New Seadrill”)
Investors:

Hemen Investments Limited, a Cyprus holding company (“Hemen”)

Centerbridge Credit Partners L.P., and certain of its affiliates (“Centerbridge”)

Certain funds and/or accounts that are managed, advised or sub-advised by each of Aristeia Capital L.L.C., GLG Partners LP, Saba Capital Management LP and Whitebox Advisors, LLC or such Person’s Affiliate(s), in each case, that are signatories to the Investment Agreement (the “Select Commitment Parties”)

The Distressed Trading Desk of Barclays Bank PLC (“Barclays”)

Certain beneficial owners (or investment advisors or managers for beneficial owners) of unsecured notes issued by Seadrill Limited and/or its subsidiary North Atlantic Drilling Limited, and/or one or more of their respective affiliates, related funds, managed accounts and/or designees, in each case that are represented by Stroock & Stroock & Lavan LLP and are signatories to the Investment Agreement (collectively, the “Ad Hoc Group Parties” and together with Barclays the “New Commitment Parties”).

Each of Hemen, Centerbridge, Barclays, each Select Commitment Party and each Ad Hoc Group Party is an “Investor” and together they are the “Investors”)

[1]	Capitalized terms used but not defined in this Governance Term Sheet have the meanings given to such terms in the Investment Agreement to which this Governance Term Sheet is attached (as amended, the “Investment Agreement”).

Corporate Governance Matters
Board Representation:

The board of directors of New Seadrill (the “Board”) will be the main decision making body of New Seadrill and may delegate specific powers to Board committees and/or management from time to time. The Board will be set at seven (7) directors. For so long as Hemen owns at least 5% of the issued and outstanding Equity Securities, New Seadrill will not increase or decrease the size of the Board without the prior written consent of Hemen.

For so long as Hemen maintains ownership of at least 10% of the issued and outstanding Equity Securities of New Seadrill, Hemen will have the right to:

•  designate for election to the Board/appoint two (2) directors (the “Hemen Designees”), including the Chairman with a casting vote; and

•  designate for election to the Board/appoint two (2) independent directors, each of whom shall not be related parties of Hemen or otherwise connected with Hemen and shall qualify as an “independent director” under applicable provisions of the Exchange Act and under applicable NYSE and Oslo Exchange rules and regulations (the “Independent Nominees”); provided that the other directors on the Board shall be provided with a reasonable opportunity to meet with and consult with such prospective Independent Nominees and Hemen prior to their nomination.

For so long as Hemen maintains ownership of at least 5% but less than 10% of the issued and outstanding Equity Securities of New Seadrill, Hemen will have the right to:

•  designate for election to the Board/appoint one (1) Hemen Designee, including the Chairman with a casting vote; and

•  designate for election to the Board/appoint two (2) Independent Nominees; provided that the other directors on the Board shall be provided with a reasonable opportunity to meet with and consult with such prospective Independent Nominees and Hemen prior to their nomination.

•  The majority of the Hemen Designees and the Independent Nominees (taken together) including the Chairman shall be persons who are not resident in the United Kingdom.

•  Meetings of the Board shall be held outside Norway and the United Kingdom.

•  Where board meetings or committee meetings are held by electronic means, the majority of the members participating (including the Chairman) shall be physically located outside the United Kingdom. The Board will use all reasonable endeavours to ensure that no such meeting is deemed to be held in Norway.

•  The quorum for meetings of the Board shall be a majority in number of directors who are neither resident nor present in the United Kingdom, provided that at least three independent directors shall be present. If quorum is not formed, the meeting shall be adjourned for 72 hours, provided that in an emergency the meeting shall be adjourned for 24 hours, and at the adjourned meeting quorum will be formed by the directors present.

•  Written resolutions of the Board or any committee of the Board shall only be permitted if all the directors or committee members (as applicable) are outside the United Kingdom when the resolution is signed. The use of written resolutions shall be kept to a minimum, as far as is practically possible.

For so long as the Hemen Designees are entitled to serve on the Board, at least one of the Hemen Designees shall be entitled to serve on, and the Board shall appoint such Hemen Designee to, such committee or committees of the Board as shall be determined by Hemen, subject to applicable independence requirements of the NYSE and the Exchange Act and/or the Oslo Exchange rules, provided that the Board shall not create any new committees and/or increase the size of any committees of the Board currently in existence without the prior written consent of Hemen, not to be unreasonably withheld or delayed.

For so long as Centerbridge retains at least 50% of its original investment in the Equity Securities of New Seadrill, Centerbridge shall have the right to designate for election to the Board/appoint as of the Effective Date and at the first election of directors to the Board following the one year anniversary of the Effective Date one (1) independent director (the “Centerbridge Designee”).

The Select Commitment Parties, in their capacity as shareholders of New Seadrill, will have the right to designate for election to the Board/appoint as of the Effective Date one (1) independent director.

Hemen, Centerbridge, and the Select Commitment Parties on mutual agreement (with each party’s agreement not to be unreasonably withheld) will have the right to designate for election to the Board/appoint as of the Effective Date one (1) independent director (the “Joint Designee”). With respect to the Joint Designee, Hemen, Centerbridge, and the Select Commitment Parties will provide the New Commitment Parties with three (3) business days advance notice of the proposed Joint Designee such that the New Commitment Parties can advise Hemen, Centerbridge and the Select Commitment Parties of any objection to such proposed Joint Designee, which objection, if any, will be taken into consideration before such proposed Joint Designee is formally designated. In addition, Hemen, Centerbridge, and the Select Commitment Parties will consider up to three (3) potential candidates that are recommended as the Joint Designee by the New Commitment Parties.

The ability to designate and/or appoint Board members shall include the ability to remove such Board members. The initial shareholders will provide New Seadrill with a customary indemnity on terms to be agreed in relation to any claims that may arise against New Seadrill as a result of initial shareholders exercising such a removal right.

From and after the first election of directors to the Board following the one year anniversary of the Effective Date, all members of the Board, excluding the Hemen Designees, the Independent Nominees and, for the first election of directors to the Board following the one year anniversary of the Effective Date only, the Centerbridge Designee, shall be elected by shareholders as provided in the New Seadrill bye-laws.

The board representation rights set out in this Governance Term Sheet will be reflected in New Seadrill’s bye-laws. There will be no shareholders agreement.

Veto/Approval Right:

For so long as Hemen owns at least 5% of the issued and outstanding Equity Securities of New Seadrill, New Seadrill will not, without the prior written consent of Hemen, amend New Seadrill’s organizational documents in a manner that would modify or impact Hemen’s right to appoint the Hemen Designees, or the voting power of the Hemen Designees, under New Seadrill’s organizational documents.

The veto/approval right set out in this Governance Term Sheet will be reflected in New Seadrill’s bye-laws. There will be no shareholders agreement.

IHCo/RigCo/NSNCo:	New Seadrill to determine board composition of each of IHCo/RigCo/NSNCo to ensure alignment of interests of the relevant boards. NSNCo board composition to include customary SPV issuer arrangements.

Access to Management and Information Rights:

Subject to the final paragraph below, New Seadrill shall provide each Investor, at the Investor’s election, with the same disclosure as is provided to the holders of the New Secured Notes, including quarterly financial statements (at the same time as such statements are provided to the holders of the New Secured Notes) and audited annual financial statements (at the same time as such statements are provided to the holders of the New Secured Notes), in each case, prepared in accordance with GAAP as in effect from time to time, which statements shall include the consolidated balance sheets of New Seadrill, its subsidiaries and any New Seadrill joint ventures (that are consolidated) and the related consolidated statements of income, shareholders’ equity and cash flows and a reasonably detailed Management’s Discussion and Analysis of the Financial Condition and Results of Operations (with a level of detail in line with Seadrill Limited’s existing 20-F practices) that is for the applicable period in which financial statements are being provided.

Subject to the final paragraph below, New Seadrill shall permit each individual Investor holding at least 5% of the Equity Securities of New Seadrill and its respective representatives reasonable access to visit and inspect any of the properties of New Seadrill or any of its subsidiaries, including its and their books of account and other records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as such Investor may reasonably request. Any investigation pursuant to this provision shall be conducted during normal business hours and in such manner so as not to interfere unreasonably with the conduct of New Seadrill and its subsidiaries.

Subject to the final paragraph below, New Seadrill shall provide to each individual Investor (or in the case of Hemen, the Hemen Designee to pass onto Hemen) holding at least 10% of the Equity Securities of New Seadrill, at the Investor’s election, all written information that is provided to the Board at substantially the same time at which such information is first delivered or otherwise made available to the Board. This right is also subject to ensuring that New Seadrill is satisfied that the relevant Investor is subject to appropriate confidentiality arrangements, restricted from dealing and without cleansing rights against New Seadrill. Nothing herein shall require New Seadrill or any of its subsidiaries to disclose any information to the extent prohibited by applicable law.

Nothing in this section “Access to Management and Information Rights” shall oblige Seadrill, New Seadrill or any of their subsidiaries, or any of the directors, officers, employees or agents of any of them to provide or disclose any material non-public price sensitive information or information which is otherwise confidential to any member of the group.

Bye-laws and Organizational Documents to Control

The issues of corporate governance reflected in this term sheet shall be implemented consistently with the provisions of the bye-laws and other organizational documents of New Seadrill, including those provisions relating to tax residence considerations vis-à-vis the U.K., Norway, and any other applicable jurisdiction; provided, that the parties acknowledge and agree that such bye-laws and other organizational documents shall reflect similar protocols that are in the currently-existing bye-laws and organizational documents of Seadrill Ltd., to be supplemented consistently with advice received by Seadrill’s professionals in consultation with each of the Investors’ respective professionals, provided, further, that in the event any provision of this term sheet cannot be implemented consistently therewith, the provisions of the bye-laws and other organizational documents shall control.

Schedule 7

Escrow Agreement Joinder

Schedule 7 to the Amendment, Assignment and Joinder Agreement

Schedule 8

Escrow Instructions

Part A - See attached for instructions to deposit amounts set forth in Schedule 3 into the appropriate Escrow Account for each New Commitment Party.

Part B - See attached for instructions to return any amounts currently on deposit and that exceed the amounts set forth in Schedule 3 to the original depositing party.

Schedule 8 to the Amendment, Assignment and Joinder Agreement

Annex I

Investment Agreement

See attached.

Annex I to the Amendment, Assignment and Joinder Agreement